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                        [DEPARTMENT OF ENERGY LETTERHEAD]


October 24, 2000

In reply refer to: PS-6

                                                                 Amendment No. 3
                                                         Contract No. 95MS-94862


Mr. Brett Wilcox
President and CEO
Northwest Aluminum Company
3313 West 2nd Street
The Dalles, OR  97058

Dear Mr. Wilcox:

Northwest Aluminum Company (Company) has informed the Bonneville Power Administration (BPA) that high power market prices will make it impractical for the Company to continue to operate at full capacity. As part of a plan to maintain plant operations for an extended period, the Company has requested that BPA allow it to (1) revise Exhibit D of Contract No. 95MS-94862 (Block Sale Contract) to reshape the power available to the Company in Fiscal Year 2001, and
(2) remarket power under section 18(b) of the Block Sale Contract. This will enable the Company to make optimum use of BPA power as it makes changes in smelter operating levels that are more sustainable in the current energy market. The Company has indicated that this strategy of production curtailment, reshaping, and remarketing are important elements of a plan to sustain operations at the 80-85 megawatts (MW) level until some other source of power is available.

BPA agrees to allow the Company to revise its Exhibit D, subject to the Company agreeing to this letter agreement (Amendment No. 3), which expressly obligates the Company to use all remarketing revenues to support its plan to maintain plant operations at its facility in the 80-85 MW range, and to mitigate the impact on Company employees adversely affected by reduced smelter operations.

Accordingly, BPA proposes the following:

        1. EFFECTIVE DATE. This Amendment No. 3, when executed by the Parties, shall become effective on September 28, 2000.

        2. AMENDMENT OF BLOCK SALE CONTRACT. A new section 18(b)(5) is added as follows:



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                "(5) USE OF REMARKETING REVENUES. The Company will use revenues from remarketing power under this section 18(b) for the following purposes only:

                        (A) To purchase power in the October 1, 2000 through September 30, 2006 period to help maintain smelter operations at the Northwest plant at the planned 80-85 MW level;

                        (B) To mitigate the impact on employees affected by the reduced smelter operating levels;

                        (C) To offset cancellation penalties and other costs of reducing obligations for alumina and other materials; and

                        (D) To cover fixed costs the Company demonstrates cannot be reduced as operating levels are reduced.

                The Company's obligations under this section 18(b)(5) will survive the termination of this Agreement.

                The Company hereby agrees that if it uses revenues from remarketing for any purpose other than those listed above in this section 18(b)(5), BPA may reduce the amount of power sold to the Company under the Company's power sales contract for the period October 1, 2001 through September 30, 2006. The amount of such reduction shall be commensurate in value with the amount of revenues used for purposes other than those listed above. All remarketing by the Company will continue to be subject to all other provisions in section 18 of the body of this Agreement, as amended by this section 18(b)(5)."

        3. REVISION TO EXHIBIT D. A revised Exhibit for the October 2000 through September 2001 period is attached to this Amendment No. 3.



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If you agree to the terms of this Amendment No. 3 and the attached Exhibit D, please date and sign both copies of each, return one original copy of each to me, and keep the other originals for your files.

                                       Sincerely,



                                       Senior Account Executive

                                       Name     Sydney D. Berwager
                                           -------------------------------------
                                       (Print/Type)


ACCEPTED:

NORTHWEST ALUMINUM COMPANY


By /s/ ALLEN BARKLEY
   ----------------------------------
Name   Allen Barkley
     --------------------------------
(Print/Type)

Title  General Manager
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Date   10/25/00
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